EXHIBIT 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Eyal Waldman, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(i) the Quarterly Report of Mellanox Technologies, Ltd. on Form 10-Q for the quarter ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered by the Quarterly Report.
In Witness Whereof, the undersigned have set his hands hereto as of the 8th day of May, 2007.

By:	/s/ Eyal Waldman
	Name:	Eyal Waldman
	Title:	President and Chief Executive Officer

Dated: May 8, 2007
This certification accompanies the Form 10-Q to which it relates to, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by references into any filings of Mellanox Technologies, Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.